UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

on

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2011

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Information.

On December 7, 2010, Gulfport Energy Corporation (the “Company”) filed its Current Report on Form 8-K (the “Original 8-K”) in response to a comment letter received by the Company from the Securities and Exchange Commission (the “SEC”) regarding certain of its filings under the Securities Exchange Act of 1934, as amended. In the Original 8-K, the Company included as Exhibits 99.1 and 99.2, the revised reports from Netherland, Sewell & Associates, Inc. (“NSAI”) and Pinnacle Energy Services, LLC (“Pinnacle”), respectively, each for the year ended December 31, 2009, to address certain of the SEC’s comments. In response to a second letter received by the Company from the SEC on March 4, 2011, the Company is filing this report on Form 8-K/A to include, as Exhibits 99.1 and 99.2, the 2009 reports from NSAI and Pinnacle, respectively, together with their respective consents filed as Exhibits 23.1 and 23.2, which reports were further revised in response to the second letter from the SEC. Neither of the revised reports changes any of the reserve information previously disclosed by the Company. The Company has now cleared all comments received from the SEC to date, including with respect to the 2009 reserve reports.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

23.1	Consent of Netherland, Sewell & Associates, Inc.

23.2	Consent of Pinnacle Energy Services, LLC.

99.1	Report of Netherland, Sewell & Associates, Inc.

99.2	Report of Pinnacle Energy Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: March 18, 2011	By:	/s/ MICHAEL G. MOORE
Michael G. Moore Chief Financial Officer

Exhibit Index

Number	Exhibit

23.1	Consent of Netherland, Sewell & Associates, Inc.

23.2	Consent of Pinnacle Energy Services, LLC.

99.1	Report of Netherland, Sewell & Associates, Inc.

99.2	Report of Pinnacle Energy Services, LLC.